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                                                        Exhibit 23.3


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-38228 of Interliant, Inc. Form S-3 of our report regarding reSOURCE PARTNER, Inc. dated February 11, 2000, appearing in Form 8-K/A of Interliant, Inc. dated May 2, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
    Columbus, Ohio

    August 7, 2000